Exhibit 99.1

Journey Medical Corporation Reports Full-Year 2021 Financial Results and Recent Corporate Highlights

Generated record net product revenues of $63.1 million for the full year 2021

Completed initial public offering of common stock and raised $30.6 million in net proceeds

Dosed first patient in Phase 3 clinical program evaluating DFD-29 for the treatment of papulopustular rosacea

Company to hold conference call on March 23, 2022 at 4:30 p.m. ET

Scottsdale, AZ – March 23, 2022 – Journey Medical Corporation (NASDAQ: DERM) (“Journey Medical”), a commercial-stage pharmaceutical company that focuses on the development and commercialization of pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the fourth quarter and full year ended December 31, 2021.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “Journey Medical had a transformational year advancing corporate and clinical milestones. We generated record net product revenues of $63.1 million in 2021, completed an IPO which produced proceeds of $30.6 million net of discounts and other offering costs, and became listed on Nasdaq. From Q2 of 2021 through early 2022, we in-licensed, acquired, and launched four prescription dermatology products including Accutane®, Qbrexza®, Amzeeq® and Zilxi®, in addition to DFD-29. We are extremely pleased to have expanded our dermatologic footprint to include nine marketed dermatology products and have our pivotal Phase 3 clinical program underway for DFD-29, which is being evaluated for the treatment of papulopustular rosacea. We plan to launch one additional prescription product in the first half of 2022. With a strong financial foundation, a seasoned dermatology sales force and leadership team, and a strategic development pipeline, Journey Medical is well-positioned for continued growth in 2022 and beyond.”

Financial Results:

•	Journey Medical products generated net product revenues of $63.1 million for the full year 2021, compared to net product revenues of $44.5 million for the full year 2020, representing a 42% growth. This includes net product revenues of $17.5 million for the fourth quarter of 2021, compared to net revenues of $13.7 million generated in the fourth quarter of 2020, representing 28% growth.
•	Selling, general and administrative expenses were $39.8 million for the full year of 2021, compared to $22.1 million for 2020, and represents the continued expansion of the Company’s sales force, additional marketing expenses in support of its newly launched products, and costs associated with being a new publicly traded company. Selling, general and administrative expenses were $15.1 million for the fourth quarter of 2021, compared to $5.8 million for the fourth quarter of 2020 and represents the expansion of the Company’s sales force from 42 to the planned optimization of 84 total representatives.
•	Research and development costs were $16.6 million in 2021 and represent the upfront payment of the $10.0 million license fee for DFD-29, a non-cash contingent liability of $3.8 million and $2.8 million associated with activity in the fourth quarter to initiate the Phase 3 clinical trials.
•	Net loss attributable to common stockholders was $44.0 million, and is inclusive of the $16.6 million of research and development attributable to the license of DFD-29 and the activity as explained above, Qbrexza inventory step-up cost of $6.5 million, the cyber security loss of $9.5 million and deferred taxes of $10.9 million, or $4.32 per share basic and diluted, for the full year 2021, compared to net income of $5.3 million or $0.58 basic and $0.49 diluted per share attributable to common stockholders for the full year 2020. Net loss attributable to common stockholders was $21.8 million, or $1.64 per share basic and diluted, for the fourth quarter 2021, compared to net income of $2.5 million or $0.27 basic and $0.23 diluted attributable to common stockholders for the fourth quarter 2020.

•	The Company’s twelve-month non-GAAP adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for 2021 including one-time charges of non-cash stock compensation, Qbrexza inventory step-up cost, cyber security loss, research and development license and activity, was a positive $2.9 million (referenced in the table below).
•	The Company’s non-GAAP results in the table below reflect non-GAAP net loss of $16.9 million, or $1.66 per share basic and diluted, for the full year of 2021, compared to non-GAAP net income of $7.6 million, or $0.83 per share basic, and $0.70 per share diluted for the full year of 2020.
•	The Company’s non-GAAP results in the table below reflect non-GAAP net loss of $12.3 million, or $0.93 per share basic and diluted, for the fourth quarter of 2021, compared to non-GAAP net income of $3.1 million, or $0.34 per share basic, and $0.28 per share diluted for the fourth quarter of 2020.
•	As of December 31, 2021, Journey Medical’s cash and cash equivalents totaled $49.1 million, compared to $21.7 million on September 30, 2021, and $8.2 million as of December 31, 2020, an increase of $27.4 million for the quarter and an increase of $40.9 million year-over-year representing the cash acquired as a result of the IPO.

Recent Corporate Highlights:

•	In March 2022, Journey Medical dosed the first patient in its Phase 3 clinical program evaluating DFD-29 (Minocycline Modified Release Capsules 40 mg) for the treatment of papulopustular rosacea.
•	In February 2022, Journey Medical received notice from its exclusive licensing partner in Japan, Maruho Co., Ltd., that Japan's Ministry of Health, Labor and Welfare approved Rapifort® Wipes 2.5% (glycopyrronium tosylate hydrate) for the treatment of primary axillary hyperhidrosis. This approval triggered a milestone payment of $10 million to Journey Medical, $7.5 million of which was paid to Dermira, Inc. (“Dermira”), a wholly owned subsidiary of Eli Lilly and Company, pursuant to the terms of the Asset Purchase Agreement between Journey Medical and Dermira, with net proceeds of $2.5 million to Journey Medical.
•	In January 2022, Journey Medical entered into a definitive agreement with VYNE Therapeutics, Inc. to acquire its Molecule Stabilizing Technology (“MST”)™ franchise for an upfront payment of $20.0 million and an additional $5.0 million on the one (1)-year anniversary of the closing. The franchise includes two FDA-approved topical minocycline products, Amzeeq® and Zilxi®, and a development-stage dermatology program (FCD105) along with the MST proprietary platform.
•	In November 2021, Journey Medical completed its initial public offering of common stock of 3,520,000 shares at a public offering price of $10.00 per share, for net proceeds of $30.6 million, after deducting underwriting discounts and offering expenses. All of the shares of common stock were offered by Journey Medical.
•	Also in November 2021, Journey Medical announced the expansion of the company’s board of directors including four new independent directors: Neil Herskowitz, Jeffrey Paley, M.D., Justin Smith, and Miranda Toledano.
•	In October 2021, Journey Medical announced the appointment of Ernest De Paolantonio as Chief Financial Officer.
•	In July 2021, Journey Medical completed final closings under the Cumulative Convertible Class A Preferred Stock Offering (the “Preferred Offering”), issuing an aggregate of 758,680 preferred shares at a price of $25.00 per share, raising approximately $19.0 million in gross proceeds, and after deducting commissions, fees and expenses, receiving approximately $17.0 million in net proceeds. These shares converted into Journey Medical common stock upon the IPO.
•	In June 2021, Journey Medical announced an agreement with Dr. Reddy’s Laboratories Ltd. (“Dr. Reddy’s”) for the collaborative development and commercialization of the DFD-29 program (Modified Release Minocycline Capsules 40 mg) that is being evaluated for the treatment of inflammatory lesions of rosacea. Journey Medical has acquired global commercialization rights including the U.S. and Europe, except that Dr. Reddy’s has retained certain rights to the program in select markets including Brazil, Russia, India and China. Through this collaboration, the parties will work together to complete the development of DFD-29.

•	In April 2021, Journey entered into an agreement with East West Bank (“EWB”) in which EWB provided a $7.5 million working capital line of credit. In January 2022, Journey expanded the EWB credit agreement to $30.0 million.
•	Also in April 2021, Journey Medical entered into a definitive agreement to acquire Qbrexza® (glycopyrronium) from Dermira.

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-K that will be filed with the Securities and Exchange Commission (“SEC”) on March 25, 2022, the Company has, in this press release, included certain non-GAAP measurements. In addition, the Company has also provided a Journey Medical non-GAAP measurement, which starts with the GAAP (loss) income and removes stock-based compensation expense, non-cash interest expense, amortization of licenses and debt discount, changes in fair value of derivative liability, Qbrexza inventory step-up, depreciation expense and wire transfer fraud loss.

Management believes use of these non-GAAP measures provide meaningful supplemental information regarding the Company's performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company's core operating performance and that may obscure trends in the Company's core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, non-GAAP (loss) income and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company's competitors. We utilize non-GAAP measures such as EBITDA and adjusted EBITDA, or adjusted operating income. Adjusted EBITDA is defined as earnings for the period presented, before interest, taxes, depreciation, and amortization. Adjusted EBITDA (adjusted operating income) represents EBITDA adjusted for stock compensation, non-operating fair value adjustments, inventory step-ups, research and development and other non-recurring items considered not a direct reflection of our core operations and our ongoing performance.

The table below provides a reconciliation from GAAP to non-GAAP measures:

	For the Three Months Ended			For the Twelve Months Ended
	December 31,			December 31,
($’s in thousands except for share and per share amounts)	2021		2020	2021		2020
Net (Loss) income	$(21,751)		$2,502	$(43,994)		$5,283

EBITDA:
Interest	4,096		206	7,032		698
Taxes	8,335		918	1,634		1,870
Depreciation	-		-	-		-
Amortization	491		355	2,474		1,419
EBITDA	$(8,829)		$3,981	$(32,854)		$9,270

ADJUSTED EBITDA (Adjusted Operating Income):
Stock based compensation	2,425		22	2,466		153
Change in fair value of derivative liabilities	263		-	447		-
Qbrexza inventory step-up	2,299		-	6,538		-
Wire transfer fraud loss	0		-	9,540		-
R&D	1,992		-	2,739		-
R&D Licenses Acquired	0		-	13,819		-
Severance	175		-	175		-
Adjusted EBITDA (Adjusted Operating Income)	$(1,675)		$4,003	$2,870		$9,423

NON-GAAP:
Net (Loss) income	$(21,751)		$2,502	$(43,994)		$5,283

Non-cash related items
Stock based compensation	2,425		22	2,466		153
Non-cash interest	2,004		206	3,038		698
Amortization of licenses	491		355	2,474		1,419
Amortization of debt discount	1,923		-	2,571		-
Depreciation	-		1	-		5
Change in fair value of derivative liabilities	263		-	447		-
Qbrexza inventory step-up	2,299		-	6,538		-
Non-recurring items
Wire transfer fraud loss	-			9,540	(2)
Non-GAAP income (loss)	$(12,346	)(1)	$3,086	$(16,920	)(1)	$7,558

Per common share - basic:
Net (loss) income (GAAP)	$(1.64)		$0.27	$(4.32)		$0.58
Non-GAAP Net income (loss)	$(0.93)		$0.34	$(1.66)		$0.83

Per common share - diluted:
Net (loss) income (GAAP)	$(1.64)		$0.23	$(4.32)		$0.49
Non-GAAP Net income (loss)	$(0.93)		$0.28	$(1.66)		$0.70

Weighted average common shares outstanding - basic	13,244,773		9,143,882	10,189,844		9,135,985
Weighted average common shares outstanding - diluted	13,244,773		10,891,394	10,189,844		10,836,122

(1)	The Non-GAAP loss for the twelve months ended December 31, 2021, includes $13.8 million of expense, related to our in-process R&D acquired license, which includes the fair value related to our R&D license non-cash contingent payment of $3.8 million. We did not incur in-process R&D acquired license expense for the three months and twelve months ended December 31, 2021.
(2)	The wire fraud related costs for the twelve months ended December 31, 2021, totaling approximately $9.5 million were attributable to funds erroneously wired to fraudulent accounts as a result of a sophisticated business email compromise fraud scheme.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast at 4:30 p.m. ET on March 23, 2022.

To listen to the conference call, interested parties within the U.S. should dial 1- 866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately ten minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference by navigating to https://dpregister.com/sreg/10164652/f202af9c44. Please note that registered participants will receive their dial in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

About Journey Medical Corporation

Journey Medical Corporation (NASDAQ: DERM) (“Journey Medical”) is focused on identifying, acquiring, developing and strategically commercializing innovative, differentiated dermatology products through its efficient sales and marketing model. The company currently markets nine products that help treat and heal common skin conditions. The Journey Medical team is comprised of industry experts with extensive experience commercializing some of the most successful prescription dermatology brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). Journey is registered under the Securities Exchange Act of 1934, as amended, and files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks relating to the timing of starting and completing clinical trials, including disruptions that may result from hostilities in Europe; our dependence on third-party suppliers; risks relating to the COVID-19 outbreak and its potential impact on our employees’ and consultants’ ability to complete work in a timely manner and on our ability to obtain additional financing on favorable terms or at all; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Company Contacts:

Jaclyn Jaffe and Bill Begien

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Condensed Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	December 31,
($’s in thousands except for share and per share amounts)	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$49,081	$8,246
Accounts receivable, net of reserves	23,112	23,928
Inventory	9,862	1,404
Prepaid expenses and other current assets	2,438	1,664
Total current assets	84,493	35,242

Intangible assets, net	12,552	15,029
Operating lease right-of-use asset, net	89	175
Deferred tax assets	-	1,454
Other assets	150	6
Total assets	$97,284	$51,906

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$22,812	$1,839
Accounts payable, related party	589	117
Accrued expenses	22,733	21,498
Accrued expenses, related party	52	-
Line of credit	812	-
Installment payments – licenses, short-term (net of debt discount of $490 and $778 as of December 31, 2021 and December 31, 2020, respectively)	4,510	4,522
Operating lease liabilities, short-term	98	85
Total current liabilities	51,606	28,061

Income tax payable	8	99
Note payable, related party	-	5,220
Installment payments – licenses, long-term (net of debt discount of $373 and $863 as of December 31, 2021 and December 31, 2020, respectively)	3,627	8,137
Operating lease liabilities, long-term	-	97
Total liabilities	55,241	41,614

Commitments and contingencies

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 11,316,344 and 3,151,333 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	1	-
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020	1	1
Additional paid-in capital	80,915	5,171
(Accumulated deficit) retained earnings	(38,874)	5,120
Total stockholders' equity	42,043	10,292
Total liabilities and stockholders' equity	$97,284	$51,906

JOURNEY MEDICAL CORPORATION

Condensed Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
($’s in thousands except for share and per share amounts)	2021	2020	2021	2020
Product revenue, net	$17,517	$13,723	$63,134	$44,531

Operating expenses
Cost of goods sold – product revenue	9,525	4,281	32,084	14,594
Research and development	1,992	—	2,739	—
Research and development - licenses acquired	-	—	13,819	—
Selling, general and administrative	15,057	5,816	39,833	22,086
Wire transfer fraud loss	-	—	9,540	—
Total operating expenses	26,574	10,097	98,015	36,680
(Loss) income from operations	(9,057)	3,626	(34,881)	7,851

Other expense
Interest income	—	—	(2)	—
Interest expense	4,096	206	7,034	698
Change in fair value of derivative liability	263	—	447	—
Total other expense	4,359	206	7,479	698
Net (loss) income before income taxes	(13,416)	3,420	(42,360)	7,153

Income tax (benefit) expense	8,335	918	1,634	1,870
Net (loss) income	$(21,751)	$2,502	$(43,994)	$5,283

Per common share - basic	$(1.64)	$0.27	$(4.32)	$ 0.58
Per common share - diluted	$(1.64)	$0.23	$(4.32)	$ 0.49

Weighted average common shares outstanding - basic	13,244,773	9,143,882	10,189,844	9,135,985
Weighted average common shares outstanding - diluted	13,244,773	10,891,394	10,189,844	10,836,122